Exhibit 99.1
Selectica Provides Update on Rights Exchange and Stock Trading
SAN JOSE, CA, January 10, 2009 — On January 3, 2009, Selectica, Inc. (Nasdaq: SLTC) announced that it had exchanged each right previously outstanding under its rights agreement at the close of business on January 2, 2009 for one share of its common stock (the “Exchange”). On January 5, 2009, the NASDAQ halted trading in the Company’s common stock on the NASDAQ Global Stock Market. The Company is working to complete the registration of record ownership of the transfer of the new shares of common stock that were issued in the Exchange and will notify stockholders about the transfer process as soon as possible. The Company will also notify shareholders when it expects trading in its common stock to resume.
As previously disclosed, the Exchange did not apply to rights previously owned by Versata Enterprises, Inc., Trilogy, Inc. and certain related persons (collectively, “Versata”) whose rights became void under the rights agreement as a result of Versata becoming an “Acquiring Person” under the rights agreement on December 19, 2008. As a result of the Exchange, each stockholder other than Versata became the owner of one additional share for each share of the Company’s common stock and now owns twice the number of shares held before the Exchange.
Based upon its most recently available information, Selectica had approximately 28.7 million shares of common stock outstanding before the Exchange, including approximately 1.9 million shares held by Versata, assuming that Versata continued to hold the shares reported on its most recent Schedule 13D as filed with the Securities and Exchange Commission on December 22, 2008. As a result of the Exchange, the number of outstanding shares of Selectica’s common stock as of close of business on January 2, 2009 increased by approximately 26.8 million shares to a total of approximately 55.5 million shares. Since the Company did not raise additional capital as a result of the Exchange, when trading in Selectica’s common stock resumes, investors should expect the share price to adjust downwards to reflect the issuance of the new shares from the Exchange.
About Selectica, Inc.
Selectica (Nasdaq: SLTC) provides its customers with software solutions that automate the complexities of enterprise contract management and sales configuration lifecycles. The company’s high-performance solutions underlie and unify critical business functions including sourcing, procurement, governance, sales and revenue recognition. Selectica has been providing innovative, enterprise-class solutions for the world’s largest companies for over 10 years and has generated substantial savings for its customers. Selectica customers represent leaders in manufacturing, technology, retail, healthcare and telecommunications, including: ABB, Ace Hardware, Bell Canada, Cisco, Covad Communications, General Electric, Hitachi, International Paper, Juniper Networks, Levi Strauss & Co., Rockwell Automation, Tellabs, and 7-Eleven. Selectica is headquartered in San Jose, CA. For more information, visit the company’s Web site at www.selectica.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Selectica’s products and services; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Company’s industry; and risks related to the Company’s past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company’s most recent Form 10-KSB, and other reports filed by the Company with the Securities and Exchange Commission.
Contact:
Scott Wilson, 415-785-7945, ir@selectica.com